Exhibit 21

Entity Name	Domestic Jurisdiction	Doing Business As
BAR GmbH	Germany
Black Teknigas & Electro Controls Limited	United Kingdom
BLÜCHER France SARL	France
BLÜCHER Germany GmbH	Germany
BLÜCHER Metal A/S	Denmark
BLÜCHER Norway AS	Norway
BLÜCHER Sweden AB	Sweden
BLÜCHER UK LTD	United Kingdom
Blue Ridge Atlantic, Inc.	North Carolina
BM Stainles Steel Drains Limited	United Kingdom
Desbordes S.A.S.	France
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
Flomatic Corporation	New York
HF Scientific, Inc.	Florida
Kanmor Control Systems Ltd.	British Columbia
Kanmor Holdings Ltd.	British Columbia
Orion Enterprises, Inc.	Kansas	Flo-Safe, Laboratory Enterprises, Orion Fittings
Socla Benelux S.P.R.L.	Belgium
Socla Italia S.r.l.	Italy
Socla SAS	France
Socla Valves and Controls Iberica SA	Spain
Tekmar Control Systems Ltd.	British Columbia
Tekmar Control Systems, Inc.	Washington
Tekmar Holdings Ltd.	British Columbia
Valpes S.A.S.	France
Watts (Ningbo) International Trading Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Asia Pacific Sales Pte. Ltd.	Singapore
Watts Belgium Holding Bvba	Belgium
Watts Canada Finance Company LLC	Delaware
Watts Denmark Holding ApS	Denmark
Watts Drainage Products, Inc.	Delaware
Watts Electronics S.A.S.	France
Watts France Holding S.A.S.	France
Watts Germany Holding GmbH	Germany
Watts Industries Belgium Bvba	Belgium
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries Europe BV	Netherlands
Watts Industries France S.A.S.	France
Watts Industries Iberica SA	Spain
Watts Industries Italia S.r.l.	Italy
Watts Industries Luxembourg	Luxembourg
Watts Industries Middle East FZE	Dubai
Watts Industries Netherlands BV	Netherlands
Watts Industries Nordic AB	Sweden
Watts Industries Polska Sp. z.o.o.	Poland

Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
Watts Insulation GmbH	Austria
Watts Insulation NV	Belgium
Watts Intermes AG	Switzerland
Watts Intermes GmbH	Austria
Watts Italy Holding S.r.l.	Italy
Watts Plumbing Technologies (Taizhou) Co. Ltd.	China
Watts Premier, Inc.	Arizona
Watts Regulator Co.	Massachusetts	Watts, FEBCO, Mueller Steam Specialty, Savard Plumbing Company, Powers, Watts Radiant, SeaTech
Watts U.K. Ltd.	United Kingdom
Watts Valve (Ningbo) Co., Ltd.	China
Watts Valve (Taizhou) Co., Ltd.	China
Watts Water Quality and Conditioning Products, Inc.	Delaware	Flowmatic Systems, Alamo Water Refiners, Topway Global
Watts Water Technologies (Canada), Inc.	Federally Chartered
Watts Water Technologies Latin America S.A. de C.V.	Mexico
Watts Water Technologies, Inc.	Delaware